Exhibit 77(q)(1)


                                    EXHIBITS

(a)(1) Form of Articles Supplementary to the Registrant's Articles of Incorporation reflecting the creation of Class I shares - filed as an exhibit to Post-Effective Amendment No. 40 to the Registrant's Form N-1A Registration Statement on November 9, 2001 and incorporated herein by reference.

(a)(2) Form of Articles of Amendment to the Registrant's Articles of Incorporation changing the Registrant's name from Pilgrim GNMA Income Fund, Inc. to "ING GNMA Income Fund, Inc." - filed as an exhibit to Post-Effective Amendment No. 41 to the Registrant's Form N-1A Registration Statement on February 28, 2002 and incorporated herein by reference.

(d) Form of Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 of the Investment Company Act of 1940 - filed as an exhibit to Post-Effective Amendment No. 40 to the Registrant's Form N-1A Registration Statement on November 9, 2001 and incorporated herein by reference.